As filed with the U.S. Securities and Exchange Commission on June 1, 2021
No. 333-255987

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amdendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LTV Capital Partners I
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1588637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
51 Inyo Place
Redwood City, CA 94061
(917) 410-3130
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sukhinder Singh Cassidy
Chief Executive Officer
51 Inyo Place
Redwood City, CA 94061
(917) 410-3130
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Christian O. Nagler Sean T. Wheeler, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Erika L. Weinberg Adam V. Johnson Latham & Watkins, LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1297

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
LTV Capital Partners I is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-255987) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted..

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)
The Exhibit Index preceding the signature page of this registration statement is incorporated herein by reference.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.†
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.†
4.2	Specimen Class A Ordinary Share Certificate.†
4.3	Specimen Warrant Certificate.†
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.†
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Walkers, Cayman Islands Counsel to the Registrant.†
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.†
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.†
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.†
10.4	Form of Indemnity Agreement.†
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.†
10.6	Promissory Note, dated as of March 12, 2021, between the Registrant and the Sponsor.†
10.7	Securities Subscription Agreement, dated March 12, 2021, between the Registrant and the Sponsor.†
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.†
23.1	Consent of Marcum LLP.†
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*
23.3	Consent of Walkers (included on Exhibit 5.2).†
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).†
99.1	Consent of director nominee (Philip Marineau).†
99.2	Consent of director nominee (Theresia Gouw).†
99.3	Consent of director nominee (Miriam Rivera).†

*
Filed herewith.

†
Previously filed.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atherton, State of California, on the 1st day of June, 2021.
LTV CAPITAL PARTNERS I
By:
/s/ Sukhinder Singh Cassidy

Name:
Sukhinder Singh Cassidy

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Sukhinder Singh Cassidy Sukhinder Singh Cassidy	Chief Executive Officer	June 1, 2021
* Dan McCormick	Chief Financial Officer	June 1, 2021
* Jeffrey T. Housenbold	Chairman of the Board	June 1, 2021
* Theresia Gouw	Director	June 1, 2021
* Philip Marineau	Director	June 1, 2021
* Miriam Rivera	Director	June 1, 2021
*By: /s/ Sukhinder Singh Cassidy

Sukhinder Singh Cassidy
Attorney-in-Fact

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